CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of our report dated August 29, 2024, relating to the financial statements and financial highlights of ERShares Private-Public Crossover ETF (formerly known as ERShares Entrepreneurs ETF), a series of EntrepreneurShares Series Trust, for the year ended June 30, 2024.

/s/ Cohen & Company, Ltd.

COHEN & COMPANY, LTD.

Philadelphia, Pennsylvania

October 27, 2025